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                                                                     Exhibit (j)


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Shareholders:
Amway Asia Pacific Ltd.:

     We consent to the use of our report incorporated by reference in the Proxy Statement of Amway Asia Pacific Ltd. dated March 30, 2000.

/s/ KPMG LLP

Detroit, Michigan
March 22, 2000